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                                                                    EXHIBIT 99.1

Prentiss Properties Trust                    Brandywine Realty Trust
3890 West Northwest Hwy. Suite 400           14 Campus Blvd. Suite 100
Dallas, TX 75220                             Newtown Square, PA  19073
www.prentissproperties.com                   www.brandywinerealty.com
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NYSE: PP                                     NYSE: BDN


AT PRENTISS:                                 AT BRANDYWINE:
Thomas F. August                             Gerard H. Sweeney
President & Chief Executive Officer          President & Chief Executive Officer
(214) 654-5709                               (610) 325-5600


FOR IMMEDIATE RELEASE
Tuesday, April 10, 2001


  PRENTISS PROPERTIES TRUST AND BRANDYWINE REALTY TRUST CLOSE ASSET EXCHANGE

April 10, 2001 -- Prentiss Properties Trust (NYSE: PP) and Brandywine Realty Trust (NYSE: BDN) announced today consummation of their previously announced asset exchange. In the transaction, as consummated, Brandywine acquired substantially all of the operating assets of Prentiss in Pennsylvania, New Jersey and Delaware, along with approximately 6.9 acres of developable land, and Prentiss acquired Brandywine's Northern Virginia assets. The operating assets in Pennsylvania, New Jersey and Delaware acquired by Brandywine consist of approximately 1.6 million square feet in 30 existing office buildings, and the Northern Virginia portfolio acquired by Prentiss consists of approximately 657,400 square feet in four existing office buildings and an interest in a joint venture that owns two additional office buildings containing approximately 451,600 square feet.

In addition to the assets that closed today, Prentiss has entered into a separate contract to sell a 206,000 square foot office development to Brandywine, of which the first phase of 103,000 square feet is currently under construction by Prentiss.

About Prentiss Properties Trust
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Prentiss Properties Trust is a self-administered and self-managed real estate investment trust
                                     -more-
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Properties Trust and Brandywine Realty Trust
April 10, 2001
Page 2 of 2

("REIT") which focuses on the ownership and development of office properties. Prentiss owns interests in 146 operating properties with approximately 17.5 million net rentable square feet and 7 development projects containing 1.1 million net rentable square feet. Prentiss Property Services, the real estate services subsidiary of the Trust, is one of the 20 largest managers of office and industrial properties in the U.S., managing approximately 40 million square feet of office and industrial properties owned by Prentiss, its affiliates and third parties.

With its headquarters in Dallas, Texas, Prentiss Properties focuses on real estate investments in Washington D.C., Chicago, Dallas/Fort Worth, Austin, Northern California and Southern California. It is a full service real estate company with in-house expertise in areas such as acquisitions, development, facilities management, property management and leasing.

Additional information on Prentiss Properties Trust including more information on the assets that acquired from Brandywine is available on the Company's Web site at http://www.prentissproperties.com.
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About Brandywine Realty Trust
-----------------------------

Brandywine Realty Trust, with headquarters in Newtown Square, PA and regional offices in King of Prussia, PA, Mt. Laurel, NJ and Richmond, VA, is one of the Mid-Atlantic region's largest full-service real estate companies. Brandywine Realty Trust owns 275 commercial and industrial properties, manages 44 properties for third parties, and is a partner in seven operating joint ventures containing an aggregate of 21.7 million rentable square feet.

For more information, visit Brandywine's website at www.brandywinerealty.com
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Note: Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the Company's ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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